Exhibit 10.24
AMENDMENT
TO
MANAGEMENT RETENTION AGREEMENT
     THIS MANAGEMENT RETENTION AGREEMENT is entered into on this 13th day of March, 2008, by and between OLYMPIC STEEL, INC. (the “Company”), and RICHARD T. MARABITO (“Employee”).
WITNESSETH:
     WHEREAS, the Company and Employee, an officer of the Company, entered into a Management Retention Agreement on April 26, 2000 (“Agreement”); and
     WHEREAS, the Company and Employee desire to amend the Agreement to increase the severance compensation following a Change in Control so that it is more consistent with the continuation of benefits granted to Employee following a discharge other than for cause under his employment agreement;
     NOW, THEREFORE, effective as of March 13, 2008, the Company and Employee agree to amend paragraph (a) of Section 7 of the Agreement by the deletion of said paragraph (a) and the substitution in lieu thereof of a new paragraph (a) to read as follows:
     “(a) a lump-sum payment, payable within thirty (30) days after the Termination Date, equal to two (2) times the average of the last three full calendar years’ Base Salary, Bonus and dollar value of all Employee Benefits (other than medical, dental, disability and life insurance coverage); and”
     IN WITNESS WHEREOF, the Company and Employee have executed this Amendment on the date and year first above written.

OLYMPIC STEEL, INC. (“Company”)

By:	/s/ James B. Meathe
	Name:	James B. Meathe
	Title:	Director

/s/ Richard T. Marabito
Richard T. Marabito
(“Employee”)